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Exhibit 2b




                                     BYLAWS

                                       OF

                          PACIFIC FINANCIAL CORPORATION







                          DATED AS OF DECEMBER 15, 1999



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                                TABLE OF CONTENTS
                                                                        PAGE NO.
                                                                        --------



Section 1  SHAREHOLDERS' MEETINGS.............................................1

         1.1      Place.......................................................1
         1.2      Annual Meeting..............................................1
         1.3      Special Meetings............................................1
         1.4      Notices of Meetings.........................................1
         1.5      Waiver of Notice............................................2
         1.6      Adjourned Meetings..........................................2
         1.7      Quorum of Shareholders......................................2
         1.8      Voting of Shares............................................2
         1.9      Action Without Meeting......................................2

Section 2  BOARD OF DIRECTORS.................................................3

         2.1      Number and Qualifications...................................3
         2.2      Election - Term of Office...................................3
         2.3      Vacancies...................................................3
         2.5      Annual Meeting..............................................3
         2.6      Regular Meetings............................................3
         2.7      Special Meetings............................................4
         2.8      Notice of Meetings..........................................4
         2.9      Waiver of Notice............................................4
         2.10     Quorum of Directors; Attendance.............................4
         2.11     Dissent by Directors........................................4
         2.12     Action Without Meeting......................................4
         2.13     Removal of Directors........................................5
         2.14     Executive Committee.........................................5
         2.15     Audit Committee.............................................5
         2.16     Other Committees............................................5
         2.17     Rules of Procedure..........................................6

Section 3  OFFICERS...........................................................6

         3.1      Officers Enumerated - Election..............................6
         3.2      Qualifications..............................................6
         3.3      Chairperson of the Board....................................6
         3.4      Vice Chairperson of the Board...............................7
         3.5      Chief Executive Officer.....................................7
         3.6      President...................................................7
         3.7      Vice President..............................................7
         3.8      Secretary...................................................7
         3.9      Treasurer...................................................7



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         3.10     Other Officers and Agents...................................7
         3.11     Removal of Officers.........................................8
         3.12     Vacancies...................................................8
         3.13     Salaries....................................................8

Section 4  BUSINESS OF THE CORPORATION........................................8

         4.1      Obligations.................................................8
         4.2      Contracts...................................................8
         4.3      Loans to Corporation........................................8
         4.4      Checks and Drafts...........................................8

Section 5  INDEMNIFICATION....................................................8


Section 6  STOCK..............................................................9

         6.1      Certificate of Stock........................................9
         6.2      Transfer....................................................9
         6.3      Shareholders of Record......................................9
         6.4      Loss or Destruction of Certificates.........................9
         6.5      Record Date and Transfer Books..............................9
         6.6      Regulations................................................10
         6.7      Preemptive Rights..........................................10

Section 7  BOOKS AND RECORDS.................................................10

         7.1      Records of Corporate Meetings and Share Register...........10
         7.2      Reliance on Records........................................10

Section 8  CORPORATE SEAL....................................................10


Section 9  AMENDMENTS........................................................10

         8.1      By the Shareholders........................................11
         8.2      By the Board of Directors..................................11

Section 10  FISCAL YEAR......................................................11


Section 11  CERTIFICATE OF ADOPTION..........................................12



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                                     BYLAWS
                                       OF
                          PACIFIC FINANCIAL CORPORATION

                   (INCORPORATED UNDER THE LAWS OF WASHINGTON)
              ----------------------------------------------------

                                    SECTION 1
                             SHAREHOLDERS' MEETINGS

         1.1 PLACE. Shareholders' meetings will be held at the principal office of the corporation, or at any other location within any county in which the corporation has a branch or office, as will be determined by the Board of Directors and stated in the notice of meeting.

         1.2 ANNUAL MEETING. The annual meeting of the shareholders of the corporation for the election of directors to succeed those whose terms then expire and for the transaction of any other business as may properly come before the meeting will be held each year on the date determined by the Board of Directors. Failure to hold an election of directors at the annual meeting of the shareholders, through oversight or otherwise, does not affect the validity of any corporate action, and a meeting of the shareholders may be held at a later date for the election of directors and for the transaction of any other business that may properly come before the meeting. Any election held or other business transacted at a later meeting will be as valid as if done or transacted at the annual meeting of the shareholders. Any later meeting will be called in the same manner as a special meeting of the shareholders, and notice of the time, place, and purpose of the meeting will be given in the same manner as notice of a special meeting of the shareholders.

         1.3 SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, any member of the Board of Directors, or by the shareholders as set forth in the Articles of Incorporation.

         1.4 NOTICES OF MEETINGS. Written notice stating the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, unless a purpose of the meeting is to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets of the corporation, or the dissolution of the corporation, in which case notice will be delivered not less than twenty (20) nor more than sixty (60) days before the date of the meeting. Notice of any shareholders' meeting will be delivered either personally or by mail, by or at the direction of the President, the Secretary, or the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting and to others as required by law. If mailed, the notice will be deemed to be delivered when deposited in the United States mail with postage prepaid,



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addressed to the shareholder at his or her address as it appears in the current records of the corporation.

         1.5 WAIVER OF NOTICE. Notice of any shareholders' meeting may be waived at any time, either before or after the meeting, if the waiver is in writing, signed by the shareholders entitled to notice, and delivered to the corporation. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

         1.6 ADJOURNED MEETINGS. An adjournment or adjournments of any shareholders' meeting may be taken until the time and place determined by those present, without new notice being given, whether by reason of the failure of a quorum to attend or otherwise. However, any meeting at which directors are to be elected will be adjourned only from day to day until the directors are elected.

         1.7 QUORUM OF SHAREHOLDERS. A majority of the votes in a voting group entitled to vote on a matter represented at a shareholders' meeting in person or by proxy other than solely to object to the meeting or the business to be transacted, having once been in attendance at the meeting, will constitute a quorum for that voting group for action taken during the meeting on that matter. If a quorum is present, action is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number is required by law, the Articles of Incorporation, or these Bylaws. Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other during the meeting. Participation by such means will constitute presence in person at a meeting.

         1.8 VOTING OF SHARES. All voting at shareholders' meetings will be by voice vote unless any qualified voter demands a vote by ballot. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. No proxy will be valid after eleven
(11) months from the date of its execution, unless otherwise provided in the proxy. Each outstanding share is entitled to one vote on each matter submitted, and shareholders do not have the right to cumulate their votes with respect to the election of directors.


         1.9 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a written consent resolution, setting forth the action taken, is signed by all shareholders entitled to vote on the action and is delivered to the corporation. Once delivered, the



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consent resolution will have the same force and effect as a unanimous vote of the shareholders.

                                    SECTION 2
                               BOARD OF DIRECTORS

         2.1 NUMBER AND QUALIFICATIONS. All corporate powers will be exercised by, or under the authority of, and the business and affairs of the corporation will be managed by a board of directors, the members of which need not be shareholders of the corporation or residents of the State of Washington. The range in the number of directors will be as set by the Articles of Incorporation with the exact number of directors to be determined by resolution of the Board of Directors from time to time.

         2.2 ELECTION - TERM OF OFFICE. The directors will be elected by the shareholders as set forth in the Articles of Incorporation.

         2.3      VACANCIES.

               (a) Except as otherwise provided by law and in Section 2.3(b) of these Bylaws, vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by the remaining directors, whether constituting a quorum or not, or by the shareholders entitled to vote for the positions vacated. Directors elected to fill vacancies will hold office during the unexpired term of their predecessors and until their successors are elected and qualified.

               (b) Pursuant to the Agreement and Plan of Merger dated June 9, 1999 (the "Agreement") for any annual or special meeting held prior to the first annual meeting of the Effective Time of the Merger, vacancies on the Board will be filled as set forth in the Agreement.

         2.4 COMPENSATION. The directors will receive such reasonable compensation for their attendance at meetings of the Board and for their services as members of any committee appointed by the Board as may be prescribed by the Board of Directors, and may be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties.

         2.5 ANNUAL MEETING. The first meeting of each newly elected Board of Directors will be the annual meeting of the Board of Directors and will be held immediately after and at the same place as the annual shareholders' meeting or any later shareholders' meeting at which a Board of Directors is elected.

         2.6 REGULAR MEETINGS. Regular meetings of the Board of Directors will be held on the dates and at the times and places decided by resolution of the Board of Directors.



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         2.7      SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and at any place whenever called by the Chairperson, the Chief Executive Officer, the President or any two (2) directors of the corporation.

         2.8 NOTICE OF MEETINGS. Notice of the annual or regular meetings of the Board of Directors is not required. Notice of the date, time, and place of special meetings of the Board of Directors must be given, by or at the direction of the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary, or any person or persons calling the meeting, by mail, facsimile, radio, telegram, or personal communication over the telephone or otherwise, at least three (3) days prior to the day on which the meeting is to be held. No notice need be given if the time and place of the meeting has been fixed by resolution of the Board of Directors and a copy of the resolution has been mailed to every director at least three (3) days before the meeting.

         2.9 WAIVER OF NOTICE. Notice of any meeting of the Board of Directors may be waived at any time, either before or after a meeting, if the waiver is in writing, signed by the director entitled to notice, and delivered to the corporation. Notice is waived by any director attending or participating in a meeting unless the director, at the beginning of the meeting or promptly on the director's arrival, objects to holding the meeting or transacting business at the meeting and does not vote for or assent to any action taken at the meeting.

         2.10 QUORUM OF DIRECTORS; ATTENDANCE. A majority of the number of directors fixed in accordance with the Articles of Incorporation or Bylaws from time to time will constitute a quorum for the transaction of business. Except as provided in Section 3.2 of the Agreement, the act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of a conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other at the meeting. Participation by such means will constitute presence in person at a meeting.

         2.11 DISSENT BY DIRECTORS. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken will be presumed to have assented to the action unless (a) the director objects at the beginning of the meeting, or promptly on his or her arrival, to holding the meeting or transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         2.12 ACTION WITHOUT MEETING. Any action which may be or is required to be taken at a meeting of the Board of Directors, or any action which may be taken at a



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meeting of a committee designated by the Board of Directors, may be taken without a meeting if a written consent resolution, setting forth the action taken, is signed by all of the directors or all of the members of the committee, as the case may be, and is delivered to the corporation. The fully signed consent resolution will have the same force and effect as a unanimous vote.

         2.13 REMOVAL OF DIRECTORS. One or more directors may be removed, with or without cause, at a special meeting of shareholders called expressly for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Subject to Section 2.3(b) of these Bylaws, any vacancy caused by such removal may be filled by the shareholders at such meeting, and any director elected to fill such vacancy will serve only for the unexpired term of his predecessor in office.

         2.14 EXECUTIVE COMMITTEE. By resolution adopted by a majority of the full Board of Directors, the Board may designate from among its members an Executive Committee of not less than two (2) members, and may designate one of such members as chairperson. Any member of the Board may serve as an alternate member of the Executive Committee in the absence of a regular member or members. The Executive Committee will have and exercise all of the authority of the Board of Directors during intervals between meetings of the Board except that the Executive Committee will not have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; (2) approve or propose to shareholders action required to be approved by shareholders; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles of Incorporation of the corporation;
(5) adopt, amend, or repeal the Bylaws of the corporation; (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except as authorized by the Board of Directors within limits specifically prescribed by the Board.

         2.15 AUDIT COMMITTEE. By resolution adopted by a majority of the full Board of Directors, the Board may appoint from among its members an Audit Committee of two (2) or more directors, none of whom will be active officers of the corporation, and may designate one or more of such members as chairperson of the Committee. The Board may also designate one or more directors as alternates to serve as a member of members of the Committee in the absence of a regular member or members. The Committee will establish and maintain continuing communications between the Board and the corporation's independent auditors, internal auditors, and members of financial management with respect to the audit of the corporation's accounts and financial affairs and the audit of the corporation's controlled subsidiaries. The Committee will have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors.

         2.16 OTHER COMMITTEES. By resolution adopted by a majority of the full Board of Directors, the Board may designate from among its members such other committees as



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it may deem necessary, each of which will consist of not less than two (2)
directors and have such powers and duties as may from time to time be prescribed by the Board.

         2.17 RULES OF PROCEDURE. The majority of the members of any committee may fix its rules of procedure. All actions by any committee will be reported in written minutes available at any reasonable time to any Board member. Such actions will be subject to revision, alteration and approval by the Board of Directors; provided, that no rights or acts of third parties who have relied in good faith on the authority granted herein will be affected by such revision or alteration.

                                    SECTION 3
                                    OFFICERS

         3.1 OFFICERS ENUMERATED - ELECTION. The officers of the corporation may include a Chief Executive Officer, President, Secretary, and Cashier and one or more Vice Presidents, as well as any assistants to the officers as the Board of Directors may determine. The Board of Directors, in its discretion, may also elect a Chairperson of the Board from among the members of the Board. All officers will be elected by the Board of Directors at its annual meeting to hold office until their successors are elected and qualified.

         3.2 QUALIFICATIONS. None of the officers of the corporation need be a director, except the Chairperson of the Board who will serve as a presiding officer. Any two or more offices may be held by the same person.

         3.3 CHAIRPERSON OF THE BOARD. The Chairperson of the Board, if any, will preside over all shareholder and director meetings at which he or she is present and will perform such other duties as may from time to time be assigned by the Board of Directors; PROVIDED, however, that the Chairperson of the Board will not, by reason of his or her office, be considered an executive officer of the corporation or be assigned executive responsibilities or participate in the operational management of the corporation.



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         3.4      VICE CHAIRPERSON OF THE BOARD. The Vice Chairperson of the
Board, if any, will perform the duties of the Chairman if the Chairman is unable to perform such duties.

         3.5 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer will oversee the management of the corporation, subject to the authority of the Board of Directors. The Chief Executive Officer will submit a report of the operations of the corporation for the preceding year to the shareholders at their annual meeting. If no Chairperson of the Board is elected by the Board of Directors or in the absence of the Chairperson or Vice Chairperson, if any, of the Board, the Chief Executive Officer will preside at all meetings of the shareholders, and of the Board of Directors if he or she is a member of the Board. Any shares of stock of another corporation held by the corporation will be voted by the Chief Executive Officer, subject to direction from the Board of Directors

         3.6 PRESIDENT. The President will have general day-to-day management of the business of the corporation. Subject to the authority of the Board of Directors and the Chief Executive Officer, the President will have general charge, supervision, and control over the business and affairs of the corporation and will be responsible for its management. The President will perform any other duties assigned to that office from time to time by the Board of Directors and the Chief Executive Officer.

         3.7 VICE PRESIDENT. If the President is absent or disabled, the Vice President will have and may exercise and perform the authority and duties of the President. In addition, the Vice President will perform any other duties assigned to that office by the Board of Directors or President from time to time. If more than one Vice President is elected, the Vice Presidents will have the titles, seniority, and duties established for them by the Board of Directors.

         3.8 SECRETARY. The Secretary will prepare and keep minutes of meetings of shareholders and directors, will be responsible for authenticating records of the corporation, and will exercise the usual authority pertaining to the office of secretary. The Secretary will keep the stock book of the corporation, a record of certificates representing shares of stock issued by the corporation, and a record of transfers of certificates. The Secretary will keep and, when proper, affix the seal of the corporation, if any, and will perform any other duties assigned to that office by the Board of Directors or President from time to time.

         3.9 TREASURER. The Treasurer will, subject to the direction of the President, have general custody of all the property, funds and securities of the corporation and have general supervision of the collection and disbursement of funds of the corporation. The Treasurer will provide for the keeping of proper records of all transactions of the corporation and will perform any other duties assigned to that office by the Board of Directors or President from time to time.

         3.10 OTHER OFFICERS AND AGENTS. The Board of Directors may appoint other officers and agents as it deems necessary or expedient. Such other officers will hold their



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offices for terms as provided in Subsection 3.1 above, and such other agents will hold their positions for the periods determined from time to time by the Board of Directors. These other officers and agents will exercise the authority and perform the duties prescribed for them by the Board of Directors, which authority and duties may include, in the case of the other officers, one or more of the duties of the named officers of the corporation.

         3.11 REMOVAL OF OFFICERS. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served by doing so. Removal will be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent will not of itself create contract rights.

         3.12 VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

         3.13 SALARIES. Salaries of all officers and agents of the corporation appointed by the Board of Directors will be fixed by the Board of Directors.

                                    SECTION 4
                           BUSINESS OF THE CORPORATION

         4.1 OBLIGATIONS. The President, CEO and Chairperson of the Board, if any (or the Vice President in their absence or disability), will have responsibility for and authority to carry out the normal and regular business affairs of the corporation. Any agreements or other documents requiring Board approval will be valid if approved by the Board and signed by the Chairperson of the Board, the President, or Vice President and attested by the Secretary or an Assistant Secretary.

         4.2 CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. This authority may be general or confined to specific instances.

         4.3 LOANS TO CORPORATION. No loans will be contracted on behalf of the corporation, and no evidence of indebtedness will be issued in its name, unless authorized by the Board of Directors. This authority may be general or confined to specific instances.

         4.4 CHECKS AND DRAFTS. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the corporation will be signed by the officer(s) or agent(s) of the corporation and in the manner prescribed from time to time by the Board of Directors.

                                    SECTION 5
                                 INDEMNIFICATION



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         The corporation may provide indemnification consistent with its
Articles of Incorporation and applicable state and federal laws.

                                    SECTION 6
                                      STOCK

         6.1 CERTIFICATE OF STOCK. Certificates of stock will be issued in numerical order. Each shareholder will be entitled to a certificate signed, either manually or in facsimile, by the President or Vice President and the Secretary, or by the Board of Directors. The certificate may be sealed with the corporate seal. Every certificate of stock will state:

                  (a) The name of the corporation and the fact that the corporation is incorporated under the laws of the State of Washington;

                  (b) The name of the registered holder of the shares represented by the certificate; and

                  (c) The number and class of the shares and the designation of the series, if any, represented by the certificate.

         6.2 TRANSFER. Shares of stock may be transferred by delivery of the certificate, accompanied by either an assignment in writing on the back of the certificate or a separate written assignment and power of attorney to transfer the same, which in either event is signed by the record holder of the certificate. No transfer will be valid, except as between the parties to the transfer, until the transfer is made on the books of the corporation. Except as otherwise specifically provided in these Bylaws, no shares of stock will be transferred on the books of the corporation until the outstanding certificate or certificates representing the transferred stock have been surrendered to the corporation.

         6.3 SHAREHOLDERS OF RECORD. The corporation will be entitled to treat the holder of record on the books of the corporation of any share or shares of stock as the holder in fact of those shares for all purposes, including the payment of dividends on and the right to vote the stock, unless provided otherwise by the Board of Directors.

         6.4 LOSS OR DESTRUCTION OF CERTIFICATES. If any certificate of stock is lost or destroyed, another may be issued in its place on proof of loss or destruction and on the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond when, in the judgment of any two officers of the corporation, it is proper to do so.

         6.5 RECORD DATE AND TRANSFER BOOKS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors will



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make in advance a record date for any such determination of shareholders. The record date in any case will not be more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken. If no record date is fixed for these purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, will be the record date for the determination of shareholders.

         6.6 REGULATIONS. The Board of Directors will have the power and authority to make all rules and regulations it deems expedient concerning the issue, transfer, conversion, and registration of certificates for shares of stock of the corporation not inconsistent with these Bylaws, the Articles of Incorporation, or the laws of the United States or the State of Washington.

         6.7 PREEMPTIVE RIGHTS. Shareholders do not have a preemptive right to acquire unissued shares of stock of the corporation.

                                    SECTION 7
                                BOOKS AND RECORDS

         7.1 RECORDS OF CORPORATE MEETINGS AND SHARE REGISTER. The corporation will keep at either its principal place of business, its registered office, or another place permitted by law, as the Board of Directors may designate, (a) complete books and records of account and complete minutes or records of all of the proceedings of the Board of Directors, director committees, and shareholders, and (b) a record of shareholders, giving the names of the shareholders in alphabetical order by class of shares and showing their respective addresses and the number and class of shares held by each.

         7.2 RELIANCE ON RECORDS. Any person dealing with the corporation may rely on a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors, director committees, or shareholders when certified by the President, Vice President, or Secretary.


                                    SECTION 8
                                 CORPORATE SEAL

         The corporation may adopt, but will not be required to adopt, a corporate seal. If a seal is adopted, it will state the name of the corporation, the year of its incorporation, and the words "corporate seal."

                                    SECTION 9
                                   AMENDMENTS



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         8.1      BY THE SHAREHOLDERS. These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

         8.2 BY THE BOARD OF DIRECTORS. Except as provided in Article II of the Agreement, the Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board, if notice of the proposed alteration or amendment is contained in the notice of the meeting; provided, however, the Board of Directors will not amend, alter, or repeal any Bylaw in such manner as to affect the qualifications, classifications, term of office or compensation of the directors in any way. Any action of the Board of Directors with respect to the amendment, alteration or repeal of these Bylaws is hereby made expressly subject to change or repeal by the shareholders.


                                   SECTION 10
                                   FISCAL YEAR

         The fiscal year of the corporation will be the calendar year.



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                             CERTIFICATE OF ADOPTION


         The undersigned, being the Chief Executive Officer of Pacific Financial Corporation, certifies that these are the Bylaws of the corporation, duly adopted by the Board of Directors.

         DATED as of this 15th day of December, 1999.


                                            /s/ Robert J. Worrell
                                            -----------------------------------
                                            Robert J. Worrell,
                                            Chief Executive Officer



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